Exhibit 99.1
For Immediate Release
Local.com Reports Second Quarter 2009 Financial Results
Reaches record revenue and adjusted net income
IRVINE, CA, July 30, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported record financial results for the second quarter of 2009.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q2 2009	Q1 2009	Q2 2008
Revenue	$13,726	$11,064	$9,646

GAAP net loss	(333)	(2,856)	(1,925)

Less interest income and other, net	(1)	(3)	(84)
Plus provision for income taxes	—	1	—
Plus non-cash depreciation, amortization and stock compensation	1,415	1,011	1,048
Plus non-recurring items	(138)	658	—

Adjusted Net Income (Loss) *	$943	$(1,189)	$(961)

GAAP net loss per share	$(0.02)	$(0.20)	$(0.14)
Adjusted Net Income (Loss) per share *	$0.06	$(0.08)	$(0.07)

Basic weighted average shares	14,332	14,433	14,242
Diluted weighted average shares	14,666	14,433	14,242

Cash	$6,726	$11,076	$13,737

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“We had a great second quarter. Record traffic, organic traffic, and monetization yielded record revenue and a larger-than-anticipated adjusted net income,” said Heath Clarke, Local.com chairman and CEO. “We see many opportunities in local search, and expect to continue our top and bottom line growth through the remainder of the year.”
Results Highlights:
• Revenue — Second quarter 2009 revenue of $13.7 million represents a sequential increase of 24% over the first quarter 2009 and a year-over-year increase of 42% from the second quarter 2008.

• Net Loss — Second quarter 2009 net loss was $333,000 or ($0.02) per share, compared to the first quarter 2009 net loss of $2.9 million or ($0.20) per share. The first quarter 2009 net loss included acquisition and non-recurring charges of approximately $700,000 or ($0.05) per share. Net loss for the second quarter 2008 was $1.9 million or ($0.14) per share.
• Adjusted Net Income (Loss) — Second quarter 2009 Adjusted Net Income was $943,000 or $0.06 per share. This compares to an Adjusted Net Loss of $1.2 million or ($0.08) per share in the first quarter of 2009, and an Adjusted Net Loss of $1.0 million or ($0.07) per share in the second quarter 2008.
Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
• Cash — Net cash used in operating activities in the first half of 2009 was $200,000. The company exited the quarter with $6.7 million in cash.
• Stock buyback — During the first half of 2009 the company repurchased 131,239 shares of common stock at an average price of $2.56, including 32,174 in the second quarter, under the stock repurchase program approved by the board of directors in October 2008.
Second Quarter Operating and Recent Highlights:
• Record Traffic — The company reached record traffic of 63 million monthly unique visitors (MUVs) on the Local.com site and network during the second quarter of 2009, up 5% from 60 million MUVs during the first quarter of 2009, and up 31% from 48 million MUVs during the second quarter of 2008.
• Organic Traffic — Organic traffic also reached an all-time high, exceeding 29 million monthly unique visitors on the Local.com site and network during the second quarter of 2009, up 7% from 27 million during the first quarter of 2009, and up 61% from 18 million during the second quarter of 2008.
• Record Monetization of Traffic — Revenue per thousand visitors (RKV) reached a record $285 for the quarter, up 16% from $246 RKV in the first quarter of 2009 and up 12% from $254 RKV in the second quarter of 2008.
• Advertisers — We ended the second quarter of 2009 with over 27,000 subscription customers compared to nearly 30,000 at the end of the first quarter of 2009 and 5,000 at the end of 2008.
• Secured $10 Million Credit Facility — In June 2009, the company secured a $10 million revolving credit facility from Square 1 Bank, which we intend to use primarily for expansion of the company via potential acquisitions, and to fund expected strategic growth initiatives.
• Private Label Partnerships — In June 2009, the company announced partnerships with The Dallas Morning News and The Press Enterprise to power local search on the companies’ web properties. The company currently partners with over 700 regional media sites.
• Technology Licensees — The number of licensees for the company’s local search technologies grew to 63 during the second quarter of 2009, up from 48 in the first quarter of 2009.
• Appointments to Management Team — In May 2009, the company announced the appointment of two new members to the company’s management team. Scott Reinke and Ken Cragun joined the company as general counsel and vice president of finance, respectively. As announced earlier this week, Michael Plonski has joined the management team as chief technology officer.

“We are pleased with our second quarter results and have entered the third quarter with strong momentum based on solid execution,” said Brenda Agius, Local.com CFO. “This success would not be possible without the efforts of our entire team. While we would hope to continue this upward trend, we are also mindful of the importance of making significant reinvestments in the company to provide future financial growth which in turn we believe will sustain long-term shareholder value.”
Third Quarter Financial Guidance:
The company expects third quarter 2009 revenue to be between $14.1 and $14.6 million, which at the midpoint represents a 5% sequential increase over the second quarter of 2009. The company expects net loss for the third quarter of 2009 to be between $400,000 and $100,000 or between ($0.03) and ($0.01) per share, and to include the following items:
•	depreciation and amortization of $900,000;
•	and stock based compensation charges of $500,000
Excluding the above items from net loss, Adjusted Net Income is expected to be between $1.0 million and $1.3 million or between $0.07 and $0.09 per diluted share for the third quarter of 2009.
The net loss per share forecast assumes a weighted average share count of 14.3 million. The Adjusted Net Income per share assumes a diluted weighted average share count of 14.8 million, taking into account the dilutive effect of stock options and warrants.
Conference Call Information:
Investors and analysts can participate in the call by dialing 1-800-435-1261 or 1-617-614-4076, passcode # 73461443. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 17405668. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.

About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and the largest private label, local search network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, successfully expand and implement our outsourced, direct subscription advertising sales efforts, increase the number of businesses that purchase our subscription advertising products, expand our advertiser and distribution networks, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income (Loss)” which we define as net income/loss excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net loss and loss per share which we believe are the most comparable GAAP measures. A reconciliation of Net Loss to Adjusted Net Income (Loss) is set forth at the end of this press release.
Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with GAAP net loss and loss per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #

Media and Investor Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,726	$12,142
Restricted cash	81	31
Accounts receivable, net of allowances of $213 and $60, respectively	7,619	5,270
Prepaid expenses and other current assets	238	374

Total current assets	14,664	17,817

Property and equipment, net	1,377	1,073
Intangible assets, net	5,269	2,158
Goodwill	13,231	13,231
Long-term restricted cash	35	35
Deposits	12	12

Total assets	$34,588	$34,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,160	$5,608
Accrued compensation	1,163	545
Deferred rent	137	199
Other accrued liabilities	1,015	564
Deferred revenue	217	64

Total liabilities, all current	9,692	6,980

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000 shares authorized; 14,329 and 14,446 issued and outstanding, respectively	—	—
Additional paid-in capital	85,880	85,141
Accumulated deficit	(60,984)	(57,795)

Stockholders’ equity	24,896	27,346

Total liabilities and stockholders’ equity	$34,588	$34,326

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$13,726	$9,646	$24,790	$18,488

Operating Expenses:
Search serving	1,011	1,320	2,120	2,773
Sales and marketing	9,153	7,900	18,403	15,543
General and administrative	2,437	1,400	4,789	2,842
Research and development	735	755	1,591	1,632
Amortization of intangibles	724	280	1,079	598

Total operating expenses	14,060	11,655	27,982	23,388

Operating loss	(334)	(2,009)	(3,192)	(4,900)

Interest and other income (expense), net	1	84	4	218

Loss before income taxes	(333)	(1,925)	(3,188)	(4,682)

Provision for income taxes	—	—	1	1

Net loss	$(333)	$(1,925)	$(3,189)	$(4,683)

Per share data:

Basic net loss per share	$(0.02)	$(0.14)	$(0.22)	$(0.33)

Diluted net loss per share	$(0.02)	$(0.14)	$(0.22)	$(0.33)

Basic weighted average shares outstanding	14,332	14,242	14,382	14,223
Diluted weighted average shares outstanding	14,332	14,242	14,382	14,223
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Sales and marketing	$185	$234	$368	$474
General and administrative	296	286	532	626
Research and development	68	52	135	123

Total stock-based compensation expense	$549	$572	$1,035	$1,223

Basic and diluted net stock-based compensation expense per share	$0.04	$0.04	$0.07	$0.09

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,189)	$(4,683)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,391	1,036
Provision for doubtful accounts	175	10
Stock-based compensation expense	1,035	1,223
Changes in operating assets and liabilities:
Accounts receivable	(2,462)	(1,553)
Prepaid expenses and other	136	164
Accounts payable and accrued liabilities	2,559	1,214
Deferred revenue	153	(89)

Net cash used in operating activities	(202)	(2,678)

Cash flows from investing activities:
Capital expenditures	(616)	(98)
Proceeds from sales of marketable securities	—	2,000
Increase in restricted cash	(50)	—
Purchases of intangible assets	(4,252)	2

Net cash (used in) provided by investing activities:	(4,918)	1,904

Cash flows from financing activities:
Proceeds from issuance of common stock:
Exercise of warrants	—	112
Exercise of options	40	158
Repurchases of common stock	(336)	—
Swing sale profit contribution	—	3
Payment of financing related costs	—	(20)

Net cash (used in) provided by financing activities	(296)	253

Net decrease in cash and cash equivalents	(5,416)	(521)
Cash and cash equivalents, beginning of period	12,142	14,258

Cash and cash equivalents, end of period	$6,726	$13,737

Supplemental Cash Flow Information:
Interest paid	$2	$—

Income taxes paid	$1	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

			Three
			Months
			Ended
	Three Months Ended June 30,		March 31,
	2009	2008	2009
Net loss	$(333)	$(1,925)	$(2,856)

Less interest income and other, net	(1)	(84)	(3)
Plus provision for income taxes	—	—	1
Plus amortization of intangibles	724	280	355
Plus depreciation	142	195	170
Plus stock-based compensation	549	572	486
Plus non-recurring items:
Gain on contract settlement	(138)	—	—
Acquisition-related charges and change in officer	—	—	658

Adjusted Net Income (Loss)	$943	$(962)	$(1,189)

Diluted Adjusted Net Income (Loss) per share	$0.06	$(0.07)	$(0.08)

Diluted weighted average shares outstanding	14,666	14,242	14,433